UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 21, 2007

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Separation Agreements and Amendment to Deferred Compensation Agreements

Separation Agreements

On May 21, 2007, Carmike Cinemas, Inc. (the “Company”) entered into a separation agreement with certain senior executive officers, including two of the Company’s named executive officers, Richard B. Hare, the Company’s Senior Vice President – Finance, Treasurer and Chief Financial Officer, and Lee Champion, the Company’s Senior Vice President, General Counsel and Secretary (the “Separation Agreement”).

The Separation Agreement provides that if the executive is terminated without cause, or if he resigns for good reason either in anticipation of a change in control or within two years after a change in control, he will be entitled to a severance payment equal to two times his base salary, which will be paid in 24 equal monthly installments following his termination of employment. The base salary amount to be used in calculating the severance payment equals the base salary amount in effect on the day before his employment terminates or, if higher, his highest base salary which was in effect on any date in the one-year period ending on the date his employment terminates.

In addition, all of the executive’s outstanding stock options will become exercisable as of the date his employment terminates and will remain exercisable for ninety (90) days, or if less, for the remaining term of each such option. All of the restrictions on any restricted stock granted to the executive shall expire, and the executive’s restricted stock shall become non-forfeitable as of his termination of employment. Finally, each executive shall be entitled to continued welfare benefits for two years following his termination of employment.

For a period of two years following termination, the executives have agreed to certain restrictive covenants regarding competition, solicitation and the disclosure of information; however, if the Company breaches its obligations to an executive under the Separation Agreement, the period for these restrictive covenants will end.

The initial term of the Separation Agreement is three years starting on the date of the Separation Agreement. The initial term automatically extends for one additional year on the second anniversary date of the Separation Agreement and for one additional year on each anniversary date thereafter unless the Company on or before any such anniversary date advises the executive that there will be no such extension on such anniversary date.

The foregoing description of the Separation Agreement is a general description only and is qualified it its entirety by reference to the Separation Agreement, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Deferred Compensation Agreements

The Company also maintains a funded non-qualified deferred compensation program for all of its senior executives, including all of the Company’s named executive officers, pursuant to which the Company pays additional cash compensation equal to 10% of the named executive officers’ annual taxable compensation (including equity-based compensation). On May 18, 2007, the Company’s Compensation and Nominating Committee amended the program to provide that payments will equal 10% of the executive’s base salary and actual cash bonus received in the calendar year (the “Deferred Compensation Amendment”). Specifically, the Deferred Compensation Amendment, effective January 1, 2007, excludes equity-based compensation from the executive’s applicable compensation amount used to calculate the 10% payment.

The foregoing description of the Deferred Compensation Amendment is a general description only and is qualified it its entirety by reference to the Deferred Compensation Amendment, a form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Form Separation Agreement and schedule of officers who have entered into such agreement.

Exhibit 10.2	Form Amendment Number One to the Deferred Compensation Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: May 23, 2007	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Form Separation Agreement and schedule of officers who have entered into such agreement.

Exhibit 10.2	Form Amendment Number One to the Deferred Compensation Agreement.